Exhibit 99.1

For more information contact:

JoAnn Horne

Market Street Partners

415/445-3233

DG REPORTS THIRD QUARTER 2013 RESULTS

•                  Online revenues increase 13%

•                  Online Segment EBITDA grows 123%

Dallas, TX — November 6, 2013 — DG® (NASDAQ: DGIT), the world’s leading multiscreen ad management company, today reported financial results for the third quarter of 2013.

Consolidated revenues for the three months ended September 30, 2013 were down 4% to $90.1 million compared to the same period of 2012.  DG’s third quarter loss from continuing operations was $0.9 million, or $0.03 per diluted share, compared to a loss from continuing operations of $219.7 million, or $7.96 per diluted share in the prior year period. The prior year period included a goodwill impairment charge of $208.2 million.  Third quarter adjusted EBITDA was $28.3 million, compared to $27.6 million reported in the third quarter of 2012.

“DG continues to occupy a strong strategic position with global advertisers and agencies as they extend and optimize their campaigns across display, mobile, video, television and social,” said Neil Nguyen, Chief Executive Officer of DG. “Our strategy delivered strong third quarter results of 13% revenue growth and solid cash flow in our online segment, helping total Company Adjusted EBITDA exceed expectations.”

Third quarter highlights include:

•                  The Online Segment generated revenue of $38.2 million, an increase of 13% from the third quarter of 2012.

•                  Online Segment Adjusted EBITDA before corporate overhead margins improved to 25% from 13% in the third quarter of 2012.

•                  The Television Segment generated revenue of $51.9 million as compared to $60.1 million in the third quarter of 2012 which included $2.7 million in political revenues related to the 2012 presidential and national elections.

•                  Consolidated operating income of $7.8 million included $3.7 million of acquisition, integration and other related expenses in the third quarter of 2013.

•                  Consolidated cash flow from operations increased by 30% to $67.8 million in the first nine months of 2013 from $52.0 million in the comparable prior year period.

•                  The Company repaid $8.6 million of outstanding debt under its credit facility, resulting in $386.4 million in outstanding debt as of September 30, 2013.

750 West John Carpenter Freeway

Suite 700

Irving, TX 75039

P 972.581.2000

F 972.581.2001

www.dgit.com

•                  As of September 30, 2013, DG reported $60.2 million of cash.

Transaction Update

On August 12, 2013, DG announced an agreement to sell its television ad delivery business to Extreme Reach, Inc. for $485 million. The proceeds will be used by DG to pay off all of its outstanding debt and to fund the majority of a planned $3 per share cash distribution to DG stockholders. In addition, DG stockholders will receive shares in a new company that will hold DG’s online business.

On October 24, 2013 DG announced the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 had expired.  DG plans to file with the SEC a proxy and information statement in connection with the merger in the next few weeks.  The Company continues to anticipate the transactions contemplated by the merger agreement will close in the first quarter of 2014.

Completion of the transactions remains subject to approval by the stockholders of the Company, as well as the satisfaction or waiver of the other closing conditions specified in the merger agreement.

Third Quarter 2013 Financial Results Webcast

The Company will host a conference call and webcast at 5:00 PM ET on November 6, 2013.  Participants can access the webcast at www.DGIT.com. For the webcast, please allow 15 minutes to register and download any necessary software. Following the call’s completion, a replay will also be available for 30 days on the Company’s website.

Acquisitions / Discontinued Operations

The Company has completed two acquisitions that have impacted the comparability of the operating results presented.  The results of operations for each of the following entities have been included in the Company’s results since the acquisition date.

•                  Peer 39, Inc. (“Peer 39”) on April 30, 2012 (included in Online Segment)

•                  NCMG, Inc. (“North Country”) on July 31, 2012 (included in Television Segment)

DG sold the net assets of its Springbox unit effective June 1, 2012 for estimated proceeds of $0.9 million, resulting in an after tax loss of $0.6 million.  Results of the Springbox unit have been included in discontinued operations for 2012.

Additionally, the acquisition of Republic Project was completed October 4, 2013 and will be included in the fourth quarter 2013 results. DG agreed to acquire substantially all of the assets of Republic Project for $1.4 million in cash and an additional earn out tied to revenue and EBITDA performance targets in 2014 and 2015.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), the Company has historically provided additional financial measures that are not prepared in accordance with GAAP (non-GAAP). We believe that the inclusion of Adjusted EBITDA and Segment Adjusted EBITDA before corporate overhead as non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our past performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Our management uses Adjusted EBITDA and Segment Adjusted EBITDA before corporate overhead as non-GAAP financial measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors.

We use Adjusted EBITDA and Segment Adjusted EBITDA before corporate overhead to measure the operating performance of our business.  These measures are used by management in its financial and operational decision-making. There are limitations associated with reliance on any non-GAAP financial measures because they are specific to our operations and financial performance, which makes comparisons with other companies’ financial results more challenging. By providing both GAAP and non-GAAP financial measures, we believe that investors are able to compare our GAAP results to those of other companies while also gaining a better understanding of our operating performance as evaluated by management.

The Company considers Adjusted EBITDA to be an important indicator of the overall performance of the Company because it eliminates the effects of events that are non-cash, or are not expected to recur as they are not part of our ongoing operations.

The Company defines “Adjusted EBITDA” as income (loss) from operations, before depreciation and amortization, share-based compensation, acquisition, integration and other expenses, and restructuring / impairment charges and benefits.  The Company considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance and a good measure of the Company’s historical operating trends.

Adjusted EBITDA eliminates items that are either not part of our core operations, such as acquisition, integration and other expenses or do not require a cash outlay, such as share-based compensation and impairment charges.  Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets.  These estimates could vary from actual performance of the asset, are based on historical costs, and may not be indicative of current or future capital expenditures.

Segment Adjusted EBITDA before corporate overhead represents Adjusted EBITDA before corporate overhead on a segment by segment basis.

Adjusted EBITDA and Segment Adjusted EBITDA before corporate overhead should be considered in addition to, not as a substitute for, the Company’s operating income, as well as other measures of financial performance reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measure and reconciling the non-GAAP financial measures to the comparable GAAP measure.

About DG

DG (NASDAQ: DGIT) is the leading global multiscreen advertising management and distribution platform, fueling campaign management across TV, online, mobile and beyond.  Through a combination of technology and services, DG empowers brands and advertisers to work faster, smarter and more competitively. Boasting the world’s largest hybrid satellite and Internet network for broadcast video delivery, the Company’s unparalleled campaign management encompasses multiscreen ad delivery, cross-channel research and analytics, and unified asset management.  The DG product portfolio consists of two overarching product lines for online and video campaign management: MediaMind and VideoFusion.

With New York as a center of operations, DG is a global company that connects over 14,000 advertisers and 7,400 agencies worldwide with their targeted audiences through an expansive network of over 50,000 media destinations across TV broadcast and digital advertising in about 78 countries, managing approximately ten percent of the world’s media assets. For more information, visit http://www.dgit.com.

Forward-Looking Statements

This release contains forward-looking statements relating to the Company. These forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected.  Such risks and uncertainties include, among other things;

•                  our ability to further identify, develop and achieve commercial success for new products;

•                  delays in product development;

•                  the development of competing distribution and online services and products, and the pricing of competing services and products;

•                  our ability to protect our proprietary technologies;

•                  the shift of advertising spending by our customers to online and non-traditional media from television and radio;

•                  the demand for HD ad delivery by our customers;

•                  integrating MediaMind and other acquisitions with our operations, systems, personnel and technologies;

•                  our ability to successfully transition customers from our previous online acquisitions to our MediaMind digital platform for ad delivery;

•                  operating in a variety of foreign jurisdictions;

•                  fluctuations in currency exchange rates;

•                  adaptation to new, changing, and competitive technologies;

•                  potential additional impairment of our goodwill and potential impairment of our other long-lived assets;

•                  whether or not the pending transaction with Extreme Reach regarding the sale of the television ad delivery business will be completed including:

•                  our ability to obtain shareholder approval in a timely manner or otherwise;

•                  failure to satisfy other conditions to consummation of the transactions;

•                  the ability of the company that will hold DG’s online business to achieve the benefits of the transactions or that such benefits may take longer to realize than expected; and

•                  the potential impact the announcement of the transactions or consummation of the transactions on relationships with employees, suppliers, customers and competitors;

and other risks relating to DG’s business which are set forth in the Company’s filings with the Securities and Exchange Commission.  DG assumes no obligation to publicly update or revise any forward-looking statements.

(Financial Tables Follow)

Digital Generation, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues	$90,130	$93,818	$278,423	$283,003
Cost of revenues	33,186	34,212	99,817	101,548
Research and development	4,176	5,168	14,206	17,013
Sales and marketing	15,302	15,651	50,017	43,786
General and administrative	9,126	11,163	26,569	33,045
Operating expenses, excluding depreciation and amortization, share-based compensation and acquisition, integration and other expenses and goodwill impairment	61,790	66,194	190,609	195,392
Adjusted EBITDA	28,340	27,624	87,814	87,611
Depreciation and amortization	13,626	14,542	42,361	41,403
Share-based compensation	3,247	4,439	9,672	13,816
Acquisition, integration and other expenses	3,677	1,379	7,364	5,556
Goodwill impairment	—	208,166	—	208,166
Operating income (loss)	7,790	(200,902)	28,417	(181,330)
Other (income) expense, net	518	346	441	700
Interest expense	8,446	7,835	25,842	23,766
Interest expense and other, net	8,964	8,181	26,283	24,466
Income (loss) before income taxes from continuing operations	(1,174)	(209,083)	2,134	(205,796)
Provision (benefit) for income taxes	(308)	10,644	1,530	12,134
Income (loss) from continuing operations	(866)	(219,727)	604	(217,930)
Loss from discontinued operations, net of tax	—	—	—	(1,080)
Net income (loss)	$(866)	$(219,727)	$604	$(219,010)

Basic earnings (loss) per share:
Continuing operations	$(0.03)	$(7.96)	$0.02	$(7.95)
Discontinued operations	—	—	—	(0.04)
Total	$(0.03)	$(7.96)	$0.02	$(7.99)

Diluted earnings (loss) per share:
Continuing operations	$(0.03)	$(7.96)	$0.02	$(7.95)
Discontinued operations	—	—	—	(0.04)
Total	$(0.03)	$(7.96)	$0.02	$(7.99)

Weighted average common shares outstanding:
Basic	27,941	27,600	27,791	27,423
Diluted	27,941	27,600	28,302	27,423

Digital Generation, Inc.

Unaudited Segment Information

(In thousands)

	Three Months Ended September 30, 2013			Three Months Ended September 30, 2012
	Television	Online	Consolidated	Television	Online	Consolidated
Revenues	$51,902	$38,228	$90,130	$60,102	$33,716	$93,818

Segment Adjusted EBITDA before corporate overhead	24,741	9,597	34,338	30,602	4,306	34,908
Less corporate overhead			(5,998)			(7,284)
Adjusted EBITDA			28,340			27,624
Less:
Depreciation and amortization			(13,626)			(14,542)
Share-based compensation			(3,247)			(4,439)
Acquisition, integration and other			(3,677)			(1,379)
Goodwill impairment			—			(208,166)
Income (loss) from operations			$7,790			$(200,902)

	Nine Months Ended September 30, 2013			Nine Months Ended September 30, 2012
	Television	Online	Consolidated	Television	Online	Consolidated
Revenues	$164,859	$113,564	$278,423	$183,534	$99,469	$283,003

Segment Adjusted EBITDA before corporate overhead	82,762	23,708	106,470	96,055	11,492	107,547
Less corporate overhead			(18,656)			(19,936)
Adjusted EBITDA			87,814			87,611
Less:
Depreciation and amortization			(42,361)			(41,403)
Share-based compensation			(9,672)			(13,816)
Acquisition, integration and other			(7,364)			(5,556)
Goodwill impairment			—			(208,166)
Income (loss) from operations			$28,417			$(181,330)

Digital Generation, Inc.

Unaudited Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$604	$(219,010)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Goodwill impairment	—	208,166
Depreciation of property and equipment	19,855	19,117
Amortization of intangibles	22,506	22,286
Deferred income taxes	(2,770)	7,167
Provision for accounts receivable losses	1,561	2,510
Share-based compensation	9,672	13,816
Loss on sale of Springbox unit	—	1,000
Other	616	672
Changes in operating assets and liabilities:
Accounts receivable	8,980	8,204
Other assets	8,471	3,504
Accounts payable and other liabilities	(1,868)	(14,592)
Deferred revenue	208	(852)
Net cash provided by operating activities	67,835	51,988

Cash flows from investing activities:
Purchases of property and equipment	(7,238)	(17,166)
Capitalized costs of developing software	(12,064)	(9,491)
Acquisitions, net of cash acquired	—	(10,089)
Long-term investment	—	(1,017)
Proceeds from sale of short-term investments	314	10,390
Other	1,179	(141)
Net cash used in investing activities	(17,809)	(27,514)

Cash flows from financing activities:
Proceeds from issuance of common stock, net of costs	1,404	174
Payment of debt amendment costs	(2,635)	—
Payments of seller financing, earn-outs and other	(4,031)	(398)
Repayments of long-term debt	(68,375)	(28,675)
Net cash used in financing activities	(73,637)	(28,899)

Effect of exchange rate changes on cash and cash equivalents	(686)	451
Net decrease in cash and cash equivalents	(24,297)	(3,974)
Cash and cash equivalents at beginning of year	84,520	72,575

Cash and cash equivalents at end of period	$60,223	$68,601

Supplemental disclosures of cash flow information:
Cash paid for interest	$21,891	$20,916
Cash (received) for income taxes	$(1,145)	$(1,184)
Non-cash component of purchase price to acquire a business	$—	$5,645
Landlord lease incentives	$—	$5,599

Digital Generation, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2013	2012
	(unaudited)
Cash and short-term investments	$60,223	$84,834
Accounts receivable, net	86,919	97,583
Property and equipment, net	64,984	66,169
Goodwill	368,556	369,137
Intangibles, net	157,287	180,156
Other	33,731	39,332
Total assets	$771,700	$837,211

Accounts payable and accrued liabilities	$37,056	$46,085
Deferred revenue	1,828	1,627
Deferred income taxes	25,309	28,065
Debt	386,361	453,918
Other	19,712	16,322
Total liabilities	470,266	546,017
Total stockholders’ equity	301,434	291,194
Total liabilities and stockholders’ equity	$771,700	$837,211